Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in of Rocky Mountain Chocolate Factory, Inc.’s Registration Statements on Form S-8 (File Nos. 333-249485, 333-206534, 333-145986, and 333-191729) of our report dated June 1, 2021 relating to the consolidated financial statements for the fiscal years ended February 28, 2021, February 29, 2020, and February 28, 2019, which appears in this Annual Report on Form10-K.

/s/ Plante & Moran, PLLC

Boulder, Colorado

June 1, 2021